Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Equity Incentive Plan and 2014 Employee Stock Purchase Plan of Tremor Video, Inc., of our report dated March 28, 2014 with respect to the consolidated financial statements of Tremor Video, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
New York, NY

July 23, 2014